UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2025

COMMONWEALTH CREDIT PARTNERS BDC I, INC.

(Exact name of registrant as specified in its charter)

Delaware	814-01387	86-3335466
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

360 S. Rosemary Avenue, Suite #1700

West Palm Beach, FL 33401

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (561) 727-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

On July 8, 2025, pursuant to a capital drawdown notice delivered to its investors, Commonwealth Credit Partners BDC I, Inc. (the “Company”) issued and sold 32,392.86 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), for an aggregate offering price of $30,000,000.

The sale of the Shares was made pursuant to subscription agreements entered into by the Company with its investors. Under the terms of the subscription agreements, each investor is required to fund drawdowns to purchase Shares up to the amount of their respective capital commitments each time the Company delivers a drawdown notice with a minimum of 10 business days’ prior notice to the date on which payment will be due.

Each of the sales of Shares is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D thereunder. The Company relied, in part, upon representations from investors in the relevant subscription agreements that each investor is (i) an “accredited investor,” as defined in Regulation D under the Securities Act and (ii) was acquiring the Shares for investment and not with a view to resell or distribute. The Company did not engage in general solicitation or advertising and did not offer securities to the public in connection with such issuances.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

104	Cover page interactive data file (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2025	COMMONWEALTH CREDIT PARTNERS BDC I, INC.

	By:	/s/ Michael Altschuler
	Name:	Michael Altschuler
	Title:	Secretary